Exhibit 99.1

Press Release For immediate release Brandon Burke, Investor Relations 800-241-5477

Invesco Mortgage Capital Inc. Reports First Quarter 2019 Financial Results
Book value per common* share rose 6.7% to $16.29
Increased common stock dividend 7.1% to $0.45 per share
Generated economic return** of 9.6%
Issued $258.6 million in common stock

Atlanta - May 8, 2019 -- Invesco Mortgage Capital Inc. (NYSE: IVR) (the “Company”) today announced financial results for the quarter ended March 31, 2019.

Financial Summary:

•
Q1 2019 net income attributable to common stockholders of $127.7 million or $1.05 basic income per common share compared to net loss attributable to common stockholders of $172.2 million or $1.54 basic loss per common share in Q4 2018;

•	Q1 2019 core earnings*** of $56.9 million or core earnings per common share ("EPS") of $0.47 compared to $50.8 million or core EPS of $0.46 in Q4 2018

•	Q1 2019 book value per common share* of $16.29 compared to $15.27 at Q4 2018

•	Q1 2019 common stock dividend of $0.45 per share compared to $0.42 in Q4 2018

•	Economic return** of 9.6% for the quarter

“We are pleased to announce core earnings of $0.47 per common share for the first quarter of 2019.  Core earnings continued to be supported by the impact of our recent portfolio repositioning, lower effective cost of funds and the deployment of our common stock issuance proceeds into accretive investments.  The strength in core earnings allowed us to increase our common dividend to $0.45 per share, which, combined with our improved book value, generated a strong 9.6% economic return for the first quarter. Our book value increased by 6.7%, reflecting tighter interest rate spreads across our investment portfolio.” said John Anzalone, Chief Executive Officer.

*Book value per common share is calculated as total equity less the liquidation preference of Series A Preferred Stock ($140.0 million), Series B Preferred Stock ($155.0 million) and Series C Preferred Stock ($287.5 million); divided by total common shares outstanding.
**Economic return for the quarter ended March 31, 2019 is defined as the change in book value per common share from December 31, 2018 to March 31, 2019 of $1.02; plus dividends declared of $0.45 per common share; divided by the December 31, 2018 book value per common share of $15.27.
*** Core earnings (and by calculation, core earnings per common share) are non-Generally Accepted Accounting Principles (“GAAP”) financial measures. Refer to the section entitled “Non-GAAP Financial Measures” for important disclosures and a reconciliation to the most comparable U.S. GAAP measures.

1

Exhibit 99.1

Key performance indicators for the quarters ended March 31, 2019 and December 31, 2018 are summarized in the table below.

($ in millions, except share amounts)		Q1 ‘19		Q4 ‘18		Variance
Average Balances		(unaudited)		(unaudited)
Average earning assets (at amortized cost)		$19,152.5		$18,144.7		$1,007.8
Average borrowings		$17,048.1		$15,833.3		$1,214.8
Average equity		$2,207.3		$1,947.3		$260.0

U.S. GAAP Financial Measures
Total interest income		$187.1		$176.1		$11.0
Total interest expense		$113.0		$101.6		$11.4
Net interest income		$74.1		$74.5	($0.4)
Total expenses		$11.8		$12.4	($0.6)
Net income (loss) attributable to common stockholders		$127.7		($172.2)		$299.9

Average earning asset yields		3.91%		3.88%		0.03%
Average cost of funds		2.65%		2.57%		0.08%
Average net interest rate margin		1.26%		1.31%		(0.05%)

Period-end weighted average asset yields*		4.02%		4.02%		0.00%
Period-end weighted average cost of funds		2.84%		2.79%		0.05%
Period-end weighted average net interest rate margin		1.18%		1.23%		(0.05%)

Book value per common share**		$16.29		$15.27		$1.02
Earnings (loss) per common share (basic)		$1.05		($1.54)		$2.59
Earnings (loss) per common share (diluted)		$1.05		($1.54)		$2.59
Debt-to-equity ratio	6.9	x	6.7	x	0.2	x

Non-GAAP Financial Measures***
Core earnings		$56.9		$50.8		$6.1
Effective interest income		$192.4		$181.7		$10.7
Effective interest expense		$114.4		$108.2		$6.2
Effective net interest income		$78.1		$73.4		$4.7

Effective yield		4.02%		4.00%		0.02%
Effective cost of funds		2.68%		2.74%		(0.06%)
Effective interest rate margin		1.34%		1.26%		0.08%

Core earnings per common share***		$0.47		$0.46		$0.01
Repurchase agreement debt-to-equity ratio	7.2	x	7.0	x	0.2	x
*Period-end weighted average yields are based on amortized cost as of period end and incorporate future prepayment and loss assumptions.
** Book value per common share is calculated as total equity less the liquidation preference of Series A Preferred Stock ($140.0 million), Series B Preferred Stock ($155.0 million) and Series C Preferred Stock ($287.5 million); divided by total common shares outstanding.
*** Core earnings (and by calculation, core earnings per common share), effective interest income (and by calculation, effective yield), effective interest expense (and by calculation, effective cost of funds), effective net interest income (and by calculation, effective interest rate margin), and repurchase agreement debt-to-equity ratio are non-GAAP financial measures. Refer to the section entitled “Non-GAAP Financial Measures” for important disclosures and a reconciliation to the most comparable U.S. GAAP measures of net income attributable to common stockholders (and by calculation, basic earnings (loss) per common share), total interest income (and by calculation, average earning asset yields), total interest expense (and by calculation, cost of funds), net interest income (and by calculation, net interest rate margin) and debt-to-equity ratio.

2

Exhibit 99.1

Financial Summary
Net income attributable to common stockholders for the first quarter of 2019 was $127.7 million compared to net loss attributable to common stockholders of $172.2 million for the fourth quarter of 2018. Net income attributable to common stockholders was primarily driven by a $268.4 million gain on investments and $74.1 million of net interest income that was partially offset by a $201.5 million loss on derivatives. The Company issued $258.6 million of common stock during the first quarter. Book value per common share for the first quarter of 2019 increased by 6.7% to $16.29, reflecting tighter interest rate spreads across the Company's credit assets and gains in the Company's Agency CMBS and specified pool Agency RMBS.
During the first quarter of 2019, the Company generated $56.9 million in core earnings, an increase of $6.1 million or 11.9% from the fourth quarter of 2018. Higher core earnings reflect a $4.7 million increase in effective net interest income driven by a higher effective yield and a lower effective cost of funds during the quarter. Effective yield was 4.02% during the first quarter, up 2 basis points from 4.00% in the fourth quarter of 2018 due primarily to the continued benefit of the Company's Agency portfolio repositioning in the second half of 2018. Effective cost of funds was 2.68% during the first quarter, down 6 basis points from 2.74% in the fourth quarter of 2018 due to changes in the composition of the Company's interest rate swap portfolio.
Total interest income for the first quarter of 2019 was $187.1 million compared to $176.1 million for the fourth quarter of 2018. Higher total interest income reflects a $1.0 billion (5.6%) increase in average earning assets to $19.2 billion from $18.1 billion in the fourth quarter of 2018. Average earning assets rose primarily due to the investment of $258.6 million in net proceeds from sales of common stock. Average earning asset yield was 3.91% for the first quarter of 2019 compared to 3.88% in the fourth quarter of 2018 as asset yield continued to benefit from the Company's Agency portfolio repositioning in the second half of 2018. The Company continued to actively manage its portfolio during the first quarter and increased its holdings of newly issued 30-year Agency RMBS and Agency CMBS as the return on equity profile of these securities remained attractive.
The Company increased its average borrowings by $1.2 billion (7.7%) in the first quarter of 2019 to $17.0 billion to finance its higher asset base compared to average borrowings of $15.8 billion in the fourth quarter of 2018. Total interest expense was $113.0 million compared to $101.6 million during the fourth quarter of 2018.
The Company's debt-to-equity ratio increased to 6.9x as of March 31, 2019 from 6.7x as of December 31, 2018 primarily due to a change in asset mix. The Company invested the majority of the proceeds of its first quarter 2019 common stock issuances in Agency RMBS and Agency CMBS securities that are leveraged at higher rates than credit assets. The Company's repurchase agreement debt-to-equity ratio increased to 7.2x as of March 31, 2019 from 7.0x as of December 31, 2018.
Total expenses for the first quarter of 2019 were approximately $11.8 million compared to $12.4 million for the fourth quarter of 2018. The ratio of annualized total expenses to average equity (1) decreased to 2.14% compared to 2.55% for the fourth quarter of 2018.
As previously announced, the Company declared the following dividends on March 18, 2019: a common stock dividend of $0.45 per share paid on April 26, 2019 and a Series A preferred stock dividend of $0.4844 per share paid on April 25, 2019. The Company declared the following dividends on its Series B and Series C Preferred Stock on May 3, 2019 to its stockholders of record as of June 5, 2019: a Series B Preferred Stock dividend of $0.4844 per share payable on June 27, 2019 and a Series C Preferred Stock dividend of $0.46875 per share payable on June 27, 2019.

(1)
The ratio of annualized total expenses to average equity is calculated as the annualized sum of management fees plus general and administrative expenses divided by average equity. Average equity is calculated based on the weighted month-end balance of total equity excluding equity attributable to preferred stockholders.

3

Exhibit 99.1

About Invesco Mortgage Capital Inc.
Invesco Mortgage Capital Inc. is a real estate investment trust that primarily focuses on investing in, financing and managing residential and commercial mortgage-backed securities and mortgage loans. Invesco Mortgage Capital Inc. is externally managed and advised by Invesco Advisers, Inc., a registered investment adviser and an indirect, wholly-owned subsidiary of Invesco Ltd., a leading independent global investment management firm.

Earnings Call

Members of the investment community and the general public are invited to listen to the Company’s earnings conference call on Thursday, May 9, 2019, at 9:00 a.m. ET, by calling one of the following numbers:

North America Toll Free:    800-857-7465
International:        1-312-470-0052
Passcode:         Invesco

An audio replay will be available until 5:00 pm ET on May 23, 2019 by calling:

866-403-7102 (North America) or 1-203-369-0574 (International).

The presentation slides that will be reviewed during the call will be available on the Company’s website at www.invescomortgagecapital.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release, the related presentation and comments made in the associated conference call, may include statements and information that constitute “forward-looking statements” within the meaning of the U.S. securities laws as defined in the Private Securities Litigation Reform Act of 1995, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements include our views on the risk positioning of our portfolio, domestic and global market conditions (including the residential and commercial real estate market), the market for our target assets, our financial performance, including our core earnings, economic return, comprehensive income and changes in our book value, our ability to continue performance trends, the stability of portfolio yields, interest rates, credit spreads, prepayment trends, financing sources, cost of funds, our leverage and equity allocation. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks identified under the captions “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K and quarterly reports on Form 10-Q, which are available on the Securities and Exchange Commission’s website at www.sec.gov.

All written or oral forward-looking statements that we make, or that are attributable to us, are expressly qualified by this cautionary notice. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Investor Relations Contact: Brandon Burke, 800-241-5477

4

Exhibit 99.1

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
$ in thousands, except share amounts	March 31, 2019	December 31, 2018	March 31, 2018
Interest Income
Mortgage-backed and credit risk transfer securities (1)	185,492	174,511	149,003
Commercial and other loans	1,582	1,593	4,222
Total interest income	187,074	176,104	153,225
Interest Expense
Repurchase agreements	101,875	91,057	59,585
Secured loans	11,144	10,565	6,927
Exchangeable senior notes	—	—	1,621
Total interest expense	113,019	101,622	68,133
Net interest income	74,055	74,482	85,092
Other Income (loss)
Gain (loss) on investments, net	268,382	76,957	(160,370)
Equity in earnings (losses) of unconsolidated ventures	692	624	896
Gain (loss) on derivative instruments, net	(201,460)	(293,485)	133,367
Realized and unrealized credit derivative income (loss), net	7,884	(9,026)	3,165
Net loss on extinguishment of debt	—	—	(26)
Other investment income (loss), net	1,029	850	3,102
Total other income (loss)	76,527	(224,080)	(19,866)
Expenses
Management fee – related party	9,534	10,294	10,221
General and administrative	2,258	2,116	1,756
Total expenses	11,792	12,410	11,977
Net income (loss)	138,790	(162,008)	53,249
Net income (loss) attributable to non-controlling interest	—	(899)	671
Net income (loss) attributable to Invesco Mortgage Capital Inc.	138,790	(161,109)	52,578
Dividends to preferred stockholders	11,107	11,106	11,107
Net income (loss) attributable to common stockholders	127,683	(172,215)	41,471
Earnings per share:
Net income (loss) attributable to common stockholders
Basic	1.05	(1.54)	0.37
Diluted	1.05	(1.54)	0.37

(1)	The table below shows the components of mortgage-backed and credit risk transfer securities income for the periods presented.

	Three Months Ended
$ in thousands	March 31, 2019	December 31, 2018	March 31, 2018
Coupon interest	192,442	183,059	166,319
Net premium amortization	(6,950)	(8,548)	(17,316)
Mortgage-backed and credit risk transfer securities interest income	185,492	174,511	149,003

5

Exhibit 99.1

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Unaudited)

	Three Months Ended
In thousands	March 31, 2019	December 31, 2018	March 31, 2018
Net income (loss)	138,790	(162,008)	53,249
Other comprehensive income (loss):
Unrealized gain (loss) on mortgage-backed and credit risk transfer securities, net	52,349	10,376	(132,317)
Reclassification of unrealized (gain) loss on sale of mortgage-backed and credit risk transfer securities to gain (loss) on investments, net	10,147	39,756	9,237
Reclassification of amortization of net deferred (gain) loss on de-designated interest rate swaps to repurchase agreements interest expense	(5,851)	(5,980)	(6,539)
Currency translation adjustments on investment in unconsolidated venture	(276)	(119)	312
Total other comprehensive income (loss)	56,369	44,033	(129,307)
Comprehensive income (loss)	195,159	(117,975)	(76,058)
Less: Comprehensive (income) loss attributable to non-controlling interest	—	1,027	959
Less: Dividends to preferred stockholders	(11,107)	(11,106)	(11,107)
Comprehensive income (loss) attributable to common stockholders	184,052	(128,054)	(86,206)

6

Exhibit 99.1

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	As of
$ in thousands except share amounts	March 31, 2019	December 31, 2018
ASSETS
Mortgage-backed and credit risk transfer securities, at fair value (including pledged securities of $20,544,317 and $17,082,825, respectively)	21,127,598	17,396,642
Cash and cash equivalents	78,482	135,617
Restricted cash	5,025	—
Due from counterparties	13,000	13,500
Investment related receivable	70,789	66,598
Derivative assets, at fair value	26,580	15,089
Other assets	177,913	186,059
Total assets	21,499,387	17,813,505
LIABILITIES AND EQUITY
Liabilities:
Repurchase agreements	16,824,387	13,602,484
Secured loans	1,650,000	1,650,000
Derivative liabilities, at fair value	8,463	23,390
Dividends and distributions payable	60,433	49,578
Investment related payable	222,500	132,096
Accrued interest payable	47,100	37,620
Collateral held payable	2,273	18,083
Accounts payable and accrued expenses	2,384	1,694
Due to affiliate	10,133	11,863
Total liabilities	18,827,673	15,526,808
Commitments and contingencies (See Note 14) (1):
Equity:
Preferred Stock, par value $0.01 per share; 50,000,000 shares authorized:
7.75% Series A Cumulative Redeemable Preferred Stock: 5,600,000 shares issued and outstanding ($140,000 aggregate liquidation preference)	135,356	135,356
7.75% Fixed-to-Floating Series B Cumulative Redeemable Preferred Stock: 6,200,000 shares issued and outstanding ($155,000 aggregate liquidation preference)	149,860	149,860
7.50% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock: 11,500,000 shares issued and outstanding ($287,500 aggregate liquidation preference)	278,108	278,108
Common Stock, par value $0.01 per share; 450,000,000 shares authorized; 128,267,497 and 111,584,996 shares issued and outstanding, respectively	1,282	1,115
Additional paid in capital	2,642,050	2,383,532
Accumulated other comprehensive income	277,182	220,813
Retained earnings (distributions in excess of earnings)	(812,124)	(882,087)
Total stockholders' equity	2,671,714	2,286,697
Total liabilities and stockholders' equity	21,499,387	17,813,505

(1)	See Note 14 of the Company's condensed consolidated financial statements filed in Item 1 of the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2019.

7

Exhibit 99.1

Non-GAAP Financial Measures
The Company uses the following non-GAAP financial measures to analyze its operating results and believes these financial measures are useful to investors in assessing the Company's performance as further discussed below:

•	core earnings (and by calculation, core earnings per common share),

•	effective interest income (and by calculation, effective yield),

•	effective interest expense (and by calculation, effective cost of funds),

•	effective net interest income (and by calculation, effective interest rate margin), and

•	repurchase agreement debt-to-equity ratio.
The most directly comparable U.S. GAAP measures are:

•	net income (loss) attributable to common stockholders (and by calculation, basic earnings (loss) per common share),

•	total interest income (and by calculation, earning asset yields),

•	total interest expense (and by calculation, cost of funds),

•	net interest income (and by calculation, net interest rate margin); and

•	debt-to-equity ratio.
The non-GAAP financial measures used by the Company's management should be analyzed in conjunction with U.S. GAAP financial measures and should not be considered substitutes for U.S. GAAP financial measures. In addition, the non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures of its peer companies.

Core Earnings
The Company calculates core earnings as U.S. GAAP net income (loss) attributable to common stockholders adjusted for (gain) loss on investments, net; realized (gain) loss on derivative instruments, net; unrealized (gain) loss on derivative instruments, net; realized and unrealized (gain) loss on GSE CRT embedded derivatives, net; (gain) loss on foreign currency transactions, net; amortization of net deferred (gain) loss on de-designated interest rate swaps; net loss on extinguishment of debt; and cumulative adjustments attributable to non-controlling interest. The Company may add and has added additional reconciling items to its core earnings calculation as appropriate.
The Company believes the presentation of core earnings provides a consistent measure of operating performance by excluding the impact of gains and losses described above from operating results. The Company excludes the impact of gains and losses because gains and losses are not accounted for consistently under U.S. GAAP. Under U.S. GAAP, certain gains and losses are reflected in net income whereas other gains and losses are reflected in other comprehensive income. For example, a portion of the Company's mortgage-backed securities are classified as available-for-sale securities, and changes in the valuation of these securities are recorded in other comprehensive income on its condensed consolidated balance sheet. The Company elected the fair value option for its mortgage-backed securities purchased on or after September 1, 2016, and changes in the valuation of these securities are recorded in other income (loss) in the condensed consolidated statement of operations. In addition, certain gains and losses represent one-time events.
The Company believes that providing transparency into core earnings enables its investors to consistently measure, evaluate and compare its operating performance to that of its peers over multiple reporting periods. However, the Company cautions that core earnings should not be considered as an alternative to net income (determined in accordance with U.S. GAAP), or as an indication of the Company's cash flow from operating activities (determined in accordance with U.S. GAAP), a measure of the Company's liquidity, or an indication of amounts available to fund its cash needs, including its ability to make cash distributions.

8

Exhibit 99.1

The table below provides a reconciliation of U.S. GAAP net income (loss) attributable to common stockholders to core earnings for the following periods:

	Three Months Ended
$ in thousands, except per share data	March 31, 2019	December 31, 2018	March 31, 2018
Net income (loss) attributable to common stockholders	127,683	(172,215)	41,471
Adjustments:
(Gain) loss on investments, net	(268,382)	(76,957)	160,370
Realized (gain) loss on derivative instruments, net (1)	232,387	252,323	(113,578)
Unrealized (gain) loss on derivative instruments, net (1)	(26,418)	40,533	(31,901)
Realized and unrealized (gain) loss on GSE CRT embedded derivatives, net (2)	(2,534)	14,595	2,468
(Gain) loss on foreign currency transactions, net (3)	—	(7)	(1,814)
Amortization of net deferred (gain) loss on de-designated interest rate swaps (4)	(5,851)	(5,980)	(6,539)
Net loss on extinguishment of debt	—	—	26
Subtotal	(70,798)	224,507	9,032
Cumulative adjustments attributable to non-controlling interest	—	(1,449)	(114)
Core earnings attributable to common stockholders	56,885	50,843	50,389
Basic income (loss) per common share	1.05	(1.54)	0.37
Core earnings per share attributable to common stockholders (5)	0.47	0.46	0.45

(1)	U.S. GAAP gain (loss) on derivative instruments, net on the condensed consolidated statements of operations includes the following components:

	Three Months Ended
$ in thousands	March 31, 2019	December 31, 2018	March 31, 2018
Realized gain (loss) on derivative instruments, net	(232,387)	(252,323)	113,578
Unrealized gain (loss) on derivative instruments, net	26,418	(40,533)	31,901
Contractual net interest income (expense) on interest rate swaps	4,509	(629)	(12,112)
Gain (loss) on derivative instruments, net	(201,460)	(293,485)	133,367

(2)	U.S. GAAP realized and unrealized credit derivative income (loss), net on the condensed consolidated statements of operations includes the following components:

	Three Months Ended
$ in thousands	March 31, 2019	December 31, 2018	March 31, 2018
Realized and unrealized gain (loss) on GSE CRT embedded derivatives, net	2,534	(14,595)	(2,468)
GSE CRT embedded derivative coupon interest	5,350	5,569	5,633
Realized and unrealized credit derivative income (loss), net	7,884	(9,026)	3,165

9

Exhibit 99.1

(3)	U.S. GAAP other investment income (loss), net on the condensed consolidated statements of operations includes the following components:

	Three Months Ended
$ in thousands	March 31, 2019	December 31, 2018	March 31, 2018
Dividend income	1,029	843	1,288
Gain (loss) on foreign currency transactions, net	—	7	1,814
Other investment income (loss), net	1,029	850	3,102

(4)	U.S. GAAP repurchase agreements interest expense on the condensed consolidated statements of operations includes the following components:

	Three Months Ended
$ in thousands	March 31, 2019	December 31, 2018	March 31, 2018
Interest expense on repurchase agreement borrowings	107,726	97,037	66,124
Amortization of net deferred (gain) loss on de-designated interest rate swaps	(5,851)	(5,980)	(6,539)
Repurchase agreements interest expense	101,875	91,057	59,585

(5) Core earnings per share attributable to common stockholders is equal to core earnings divided by the basic weighted average number of common shares outstanding.
The components of core income for the three months ended March 31, 2019 are:

	Three Months Ended
$ in thousands	March 31, 2019	December 31, 2018	March 31, 2018
Effective net interest income(1)	78,063	73,441	72,074
Dividend income	1,029	843	1,288
Equity in earnings (losses) of unconsolidated ventures	692	624	896
Total expenses	(11,792)	(12,410)	(11,977)
Total core earnings	67,992	62,498	62,281
Dividends to preferred stockholders	(11,107)	(11,106)	(11,107)
Core earnings attributable to non-controlling interest	—	(549)	(785)
Core earnings attributable to common stockholders	56,885	50,843	50,389

(1)	See below for a reconciliation of net interest income to effective net interest income, a non-GAAP measure.

10

Exhibit 99.1

Effective Interest Income/ Effective Yield/ Effective Interest Expense/Effective Cost of Funds/Effective Net Interest Income/Effective Interest Rate Margin
The Company calculates effective interest income (and by calculation, effective yield) as U.S. GAAP total interest income adjusted for GSE CRT embedded derivative coupon interest that is recorded as realized and unrealized credit derivative income (loss), net. The Company includes its GSE CRT embedded derivative coupon interest in effective interest income because GSE CRT coupon interest is not accounted for consistently under U.S. GAAP. The Company accounts for GSE CRTs purchased prior to August 24, 2015 as hybrid financial instruments, but has elected the fair value option for GSE CRTs purchased on or after August 24, 2015. Under U.S. GAAP, coupon interest on GSE CRTs accounted for using the fair value option is recorded as interest income, whereas coupon interest on GSE CRTs accounted for as hybrid financial instruments is recorded as realized and unrealized credit derivative income (loss). The Company adds back GSE CRT embedded derivative coupon interest to its total interest income because the Company considers GSE CRT embedded derivative coupon interest a current component of its total interest income irrespective of whether the Company has elected the fair value option for the GSE CRT or accounted for the GSE CRT as a hybrid financial instrument.
The Company calculates effective interest expense (and by calculation, effective cost of funds) as U.S. GAAP total interest expense adjusted for contractual net interest income (expense) on its interest rate swaps that is recorded as gain (loss) on derivative instruments, net and the amortization of net deferred gains (losses) on de-designated interest rate swaps that is recorded as repurchase agreements interest expense. The Company views its interest rate swaps as an economic hedge against increases in future market interest rates on its floating rate borrowings. The Company adds back the net payments it makes on its interest rate swap agreements to its total U.S. GAAP interest expense because the Company uses interest rate swaps to add stability to interest expense. The Company excludes the amortization of net deferred gains (losses) on de-designated interest rate swaps from its calculation of effective interest expense because the Company does not consider the amortization a current component of its borrowing costs.
The Company calculates effective net interest income (and by calculation, effective interest rate margin) as U.S. GAAP net interest income adjusted for contractual net interest income (expense) on its interest rate swaps that is recorded as gain (loss) on derivative instruments, amortization of net deferred gains (losses) on de-designated interest rate swaps that is recorded as repurchase agreements interest expense and GSE CRT embedded derivative coupon interest that is recorded as realized and unrealized credit derivative income (loss), net.
The Company believes the presentation of effective interest income, effective yield, effective interest expense, effective cost of funds, effective net interest income and effective interest rate margin measures, when considered together with U.S. GAAP financial measures, provide information that is useful to investors in understanding the Company's borrowing costs and operating performance.

11

Exhibit 99.1

The following tables reconcile total interest income to effective interest income and yield to effective yield for the following periods:

	Three Months Ended
	March 31, 2019		December 31, 2018		March 31, 2018
$ in thousands	Reconciliation	Yield/Effective Yield	Reconciliation	Yield/Effective Yield	Reconciliation	Yield/Effective Yield
Total interest income	187,074	3.91%	176,104	3.88%	153,225	3.38%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	5,350	0.11%	5,569	0.12%	5,633	0.12%
Effective interest income	192,424	4.02%	181,673	4.00%	158,858	3.50%

The following tables reconcile total interest expense to effective interest expense and cost of funds to effective cost of funds for the following periods:

	Three Months Ended
	March 31, 2019		December 31, 2018		March 31, 2018
$ in thousands	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds
Total interest expense	113,019	2.65%	101,622	2.57%	68,133	1.74%
Add (Less): Amortization of net deferred gain (loss) on de-designated interest rate swaps	5,851	0.14%	5,980	0.15%	6,539	0.17%
Add (Less): Contractual net interest expense (income) on interest rate swaps recorded as gain (loss) on derivative instruments, net	(4,509)	(0.11)%	629	0.02%	12,112	0.31%
Effective interest expense	114,361	2.68%	108,231	2.74%	86,784	2.22%

12

Exhibit 99.1

The following table reconciles net interest income to effective net interest income and net interest rate margin to effective interest rate margin for the following periods:

	Three Months Ended
	March 31, 2019		December 31, 2018		March 31, 2018
$ in thousands	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin
Net interest income	74,055	1.26%	74,482	1.31%	85,092	1.64%
Add (Less): Amortization of net deferred (gain) loss on de-designated interest rate swaps	(5,851)	(0.14)%	(5,980)	(0.15)%	(6,539)	(0.17)%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	5,350	0.11%	5,568	0.12%	5,633	0.12%
Add (Less): Contractual net interest income (expense) on interest rate swaps recorded as gain (loss) on derivative instruments, net	4,509	0.11%	(629)	(0.02)%	(12,112)	(0.31)%
Effective net interest income	78,063	1.34%	73,441	1.26%	72,074	1.28%

13

Exhibit 99.1

Repurchase Agreement Debt-to-Equity Ratio
The following tables show the allocation of the Company's equity to its target assets, the Company's debt-to-equity ratio, and the Company's repurchase agreement debt-to-equity ratio as of March 31, 2019 and December 31, 2018. The Company's debt-to-equity ratio is calculated in accordance with U.S. GAAP and is the ratio of total debt (sum of repurchase agreements and secured loans) to total equity. The Company presents a repurchase agreement debt-to-equity ratio, a non-GAAP financial measure of leverage, because the mortgage REIT industry primarily uses repurchase agreements, which typically mature within one year, to finance investments. The Company believes presenting the Company's repurchase agreement debt-to-equity ratio, when considered together with U.S. GAAP financial measure of debt-to-equity ratio, provides information that is useful to investors in understanding the Company's refinancing risks, and gives investors a comparable statistic to those other mortgage REITs who almost exclusively borrow using short-term repurchase agreements that are subject to refinancing risk.

March 31, 2019

$ in thousands	Agency RMBS and Agency CMBS	Commercial Credit (1)	Residential Credit (2)	Total
Mortgage-backed and credit risk transfer securities	15,577,369	3,455,805	2,094,424	21,127,598
Cash and cash equivalents (3)	39,708	25,869	12,905	78,482
Restricted cash	5,025	—	—	5,025
Derivative assets, at fair value (4)	26,268	312	—	26,580
Other assets	91,933	109,886	59,883	261,702
Total assets	15,740,303	3,591,872	2,167,212	21,499,387

Repurchase agreements	13,508,022	1,642,106	1,674,259	16,824,387
Secured loans (5)	581,896	1,068,104	—	1,650,000
Derivative liabilities, at fair value (4)	8,463	—	—	8,463
Other liabilities	300,843	28,468	15,512	344,823
Total liabilities	14,399,224	2,738,678	1,689,771	18,827,673

Total equity (allocated)	1,341,079	853,194	477,441	2,671,714
Adjustments to calculate repurchase agreement debt-to-equity ratio:
Net equity in unsecured assets (6)	—	(48,583)	—	(48,583)
Collateral pledged against secured loans	(686,656)	(1,260,396)	—	(1,947,052)
Secured loans	581,896	1,068,104	—	1,650,000
Equity related to repurchase agreement debt	1,236,319	612,319	477,441	2,326,079
Debt-to-equity ratio (7)	10.5	3.2	3.5	6.9
Repurchase agreement debt-to-equity ratio (8)	10.9	2.7	3.5	7.2

(1)	Investments in non-Agency CMBS, commercial loans and investments in unconsolidated joint ventures are included in commercial credit.

(2)	Investments in non-Agency RMBS, GSE CRT and a loan participation interest are included in residential credit.

(3)	Cash and cash equivalents is allocated based on a percentage of equity for each asset class.

(4)	Derivative assets and liabilities are allocated based on the hedging strategy for each asset class.

(5)	Secured loans are allocated based on amount of collateral pledged.

(6)	Net equity in unsecured assets includes commercial loans, investments in unconsolidated joint ventures and other.

(7)	Debt-to-equity ratio is calculated as the ratio of total debt (sum of repurchase agreements and secured loans) to total equity.

(8)	Repurchase agreement debt-to-equity ratio is calculated as the ratio of repurchase agreements to equity related to repurchase agreement debt.

14

Exhibit 99.1

December 31, 2018

$ in thousands	Agency RMBS and Agency CMBS	Commercial Credit (1)	Residential Credit (2)	Total
Mortgage-backed and credit risk transfer securities	12,127,173	3,286,459	1,983,010	17,396,642
Cash and cash equivalents (3)	68,689	45,632	21,296	135,617
Derivative assets, at fair value (4)	15,089	—	—	15,089
Other assets	88,517	115,908	61,732	266,157
Total assets	12,299,468	3,447,999	2,066,038	17,813,505

Repurchase agreements	10,339,802	1,616,473	1,646,209	13,602,484
Secured loans (5)	600,856	1,049,144	—	1,650,000
Derivative liabilities, at fair value (4)	23,219	171	—	23,390
Other liabilities	212,057	25,819	13,058	250,934
Total liabilities	11,175,934	2,691,607	1,659,267	15,526,808

Total equity (allocated)	1,123,534	756,392	406,771	2,286,697
Adjustments to calculate repurchase agreement debt-to-equity ratio:
Net equity in unsecured assets (6)	—	(55,594)	—	(55,594)
Collateral pledged against secured loans	(702,952)	(1,227,412)	—	(1,930,364)
Secured loans	600,856	1,049,144	—	1,650,000
Equity related to repurchase agreement debt	1,021,438	522,530	406,771	1,950,739
Debt-to-equity ratio (7)	9.7	3.5	4.0	6.7
Repurchase agreement debt-to-equity ratio (8)	10.1	3.1	4.0	7.0

(1)	Investments in non-Agency CMBS, commercial loans and investments in unconsolidated joint ventures are included in commercial credit.

(2)	Investments in non-Agency RMBS and GSE CRT are included in residential credit.

(3)	Cash and cash equivalents is allocated based on a percentage of equity for each asset class.

(4)	Derivative assets and liabilities are allocated based on the hedging strategy for each asset class.

(5)	Secured loans are allocated based on amount of collateral pledged.

(6)	Net equity in unsecured assets includes commercial loans, investments in unconsolidated joint ventures and other.

(7)	Debt-to-equity ratio is calculated as the ratio of total debt (sum of repurchase agreements and secured loans) to total equity.

(8)	Repurchase agreement debt-to-equity ratio is calculated as the ratio of repurchase agreements to equity related to repurchase agreement debt.

15

Exhibit 99.1

Average Earning Asset Balances
The table below presents information related to the Company's average earning assets for the following periods.

	Three Months Ended
$ in thousands	March 31, 2019	December 31, 2018	March 31, 2018
Average Earning Asset Balances (1):
Agency RMBS:
15 year fixed-rate, at amortized cost	371,228	533,041	2,879,696
30 year fixed-rate, at amortized cost	11,780,005	10,438,730	7,830,802
ARM, at amortized cost	19,355	121,367	231,303
Hybrid ARM, at amortized cost	224,458	814,945	1,666,890
Agency - CMO, at amortized cost	291,914	263,464	273,884
Agency CMBS, at amortized cost	1,129,227	781,557	—
Non-Agency CMBS, at amortized cost	3,361,132	3,296,258	3,193,575
Non-Agency RMBS, at amortized cost	1,084,721	1,051,883	1,084,584
GSE CRT, at amortized cost	808,296	760,318	776,742
Loan participation interest	54,763	51,468	—
Commercial loans, at amortized cost	27,375	31,624	193,540
Average earning assets	19,152,474	18,144,655	18,131,016

Average Earning Asset Yields (2):
Agency RMBS:
15 year fixed-rate	3.50%	3.17%	2.04%
30 year fixed-rate	3.38%	3.41%	2.96%
ARM	3.70%	2.58%	2.32%
Hybrid ARM	3.47%	2.66%	2.24%
Agency - CMO	3.56%	3.34%	2.51%
Agency CMBS	3.52%	3.19%	—%
Non-Agency CMBS	4.98%	4.95%	4.85%
Non-Agency RMBS	6.71%	7.07%	7.08%
GSE CRT (3)	3.67%	3.67%	3.00%
Commercial loans	11.08%	10.78%	8.85%
Loan participation interest	6.14%	6.04%	—%
Average earning asset yields	3.91%	3.88%	3.38%

(1)	Average balances for each period are based on weighted month-end average earning assets.

(2)
Average earning asset yields for the period are calculated by dividing interest income, including amortization of premiums and discounts, by average month-end earning assets based on the amortized cost of the investments. All yields are annualized.

(3)
GSE CRT average earning asset yields exclude coupon interest associated with embedded derivatives on securities not accounted for under the fair value option that is recorded as realized and unrealized credit derivative income (loss), net under U.S. GAAP.

16

Exhibit 99.1

Average Borrowings and Cost of Funds
The table below presents information related to the Company's average borrowings and average cost of funds.

	Three Months Ended
$ in thousands	March 31, 2019	December 31, 2018	March 31, 2018
Average Borrowings (1):
Agency RMBS (2)	11,664,156	10,819,707	11,427,614
Agency CMBS	1,074,917	718,436	—
Non-Agency CMBS (2)	2,663,941	2,670,071	2,542,722
Non-Agency RMBS	886,554	900,036	891,202
GSE CRT	717,482	686,404	674,555
Exchangeable senior notes	—	—	116,176
Loan participation interest	41,072	38,601	—
Total average borrowings	17,048,122	15,833,255	15,652,269
Maximum borrowings during the period (3)	18,474,387	16,144,062	15,674,202

Average Cost of Funds (4):
Agency RMBS (2)	2.59%	2.52%	1.65%
Agency CMBS	2.64%	2.40%	—%
Non-Agency CMBS (2)	3.24%	3.11%	2.28%
Non-Agency RMBS	3.54%	3.49%	2.91%
GSE CRT	3.49%	3.47%	2.87%
Exchangeable senior notes	—%	—%	5.58%
Loan participation interest	4.15%	4.04%	—%
Cost of funds	2.65%	2.57%	1.74%
Interest rate swaps average fixed pay rate (5)	2.43%	2.19%	2.22%
Interest rate swaps average floating receive rate (6)	(2.58)%	(2.17)%	(1.68)%
Effective cost of funds (non-GAAP measure) (7)	2.68%	2.74%	2.22%

Debt-to-equity ratio (as of period end)	6.9x	6.7x	6.2x

(1)	Average borrowings for each period are based on weighted month-end balances; all percentages are annualized.

(2)	Agency RMBS and non-Agency CMBS average borrowings and cost of funds include borrowings under repurchase agreements and secured loans.

(3)	Amount represents the maximum borrowings at month-end during each of the respective periods.

(4)	Average cost of funds is calculated by dividing annualized interest expense excluding amortization of net deferred gain (loss) on de-designated interest rate swaps by the Company's average borrowings.

(5)	Interest rate swaps average fixed pay rate is calculated by dividing annualized contractual swap interest expense by the Company's average notional balance of interest rate swaps.

(6)	Interest rate swaps average floating receive rate is calculated by dividing annualized contractual swap interest income by the Company's average notional balance of interest rate swaps.

(7)	For a reconciliation of cost of funds to effective cost of funds, see “Non-GAAP Financial Measures.”

17